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Exhibit 3.5

CERTIFICATE OF OWNERSHIP AND MERGER

OF

LANDMET GROUP, INC.

(a California Corporation)

INTO

METROMEDIA INTERNATIONAL GROUP, INC.

(a Delaware Corporation)

It is hereby certified that:

        1.     Metromedia International Group, Inc. (the "Corporation") is a business corporation of the State of Delaware.

        2.     The Corporation is the owner of all of the outstanding shares of common stock of Landmet Group, Inc., which is a business corporation of the State of California.

        3.     The laws of the jurisdiction of organization of Landmet Group, Inc. permit the merger of a business of that jurisdiction with a business corporation of another jurisdiction.

        4.     The Corporation hereby merges Landmet Group, Inc. into the Corporation.

        5.     The following is a copy of resolutions adopted on December 1, 1998 by the Board of Directors of the corporation to merge the said Landmet Group, Inc. into the Corporation:

    RESOLVED, that Landmet Group, Inc. be merged into this Corporation, and that all of the estate, property, rights, privileges, powers, and franchises of Landmet Group, Inc. be vested in and held and enjoyed by this Corporation as fully and entirely and without change or diminution as the same were before held and enjoyed by Landmet Group, Inc. in its name.

    RESOLVED, that this Corporation assume all of the obligations of Landmet Group, Inc.

    RESOLVED, that this Corporation shall cause to be executed and filed and/or recorded the documents prescribed by the laws of the State of Delaware, by the laws of the State of California, and by the laws of any other appropriate jurisdiction and will cause to be performed all necessary acts within the jurisdiction of organization of Landmet Group, Inc. or of this Corporation and in any other appropriate jurisdiction.

Executed on December 7, 1998

Metromedia International Group, Inc.
/s/ ARNOLD L. WADLER Arnold L. Wadler Executive Vice President

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  Exhibit 3.5
CERTIFICATE OF OWNERSHIP AND MERGER OF LANDMET GROUP, INC. (a California Corporation) INTO METROMEDIA INTERNATIONAL GROUP, INC. (a Delaware Corporation)